As filed with the Securities and Exchange Commission on May 2, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Crawford & Company
(Exact name of registrant as specified in its charter)

Georgia	58-0506554
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
5620 Glenridge Drive, N.E.
Atlanta, Georgia 30342
(404) 256-0830
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Allen W. Nelson
Executive Vice President — General Counsel and Corporate Secretary
Crawford & Company
5620 Glenridge Drive, N.E.
Atlanta, Georgia 30342
(404) 256-0830
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

John J. Kelley III
John D. Wilson
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309-3521
(404) 572-4600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by the shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
		Proposed Maximum	Aggregate
Title of Each Class of	Amount to	Offering Price	Offering	Amount of
Securities to be Registered	be Registered	per Share(1)	Price(1)	Registration Fee
Class A Common Stock, par value $1.00 per share	842,815	$6.35	$5,351,876	$165

(1)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s Class A Common Stock on the New York Stock Exchange on May 1, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The shareholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2007

PRELIMINARY PROSPECTUS

842,815 Shares of Class A Common Stock

Crawford & Company

This prospectus relates to 842,815 shares of Class A Common Stock that will be sold by the selling shareholders named in this prospectus. The selling shareholders acquired these shares from us in a private placement completed on October 30, 2006. We will not receive any of the proceeds from the sale of those shares.

The prices at which the selling shareholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in privately negotiated transactions. For a description of the plan of distribution for the shares, see page 6 of this prospectus. We will not receive any proceeds from the sale of these shares by the selling shareholders.

The Class A Common Stock is traded on the New York Stock Exchange under the symbol “CRDA.” On May 1, 2007, the last reported sales price for the Class A Common Stock on the New York Stock Exchange was $6.35 per share.

See “Risk Factors” beginning on page 4 of this Prospectus for factors you should consider before buying shares of Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is          , 2007.

FORWARD-LOOKING STATEMENTS

Certain written and oral statements made by us in this prospectus, and other materials filed or to be filed by us with the Securities and Exchange Commission, or SEC, and incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements include risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may be identified, without limitation, by the use of such words as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “believes,” “could,” “would,” “should,” “may,” “goal,” “strategy,” or “will,” or words or phrases of similar meaning. We undertake no obligation to revise or publicly release the results of any revisions to forward-looking statements or to identify any new risk factors which may arise. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results.

Forward-looking statements include risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. In addition to other risk factors and matters discussed elsewhere herein, some of the important general factors that could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

•	declines in the volume of cases referred to us for many of our service lines associated with the property and casualty insurance industry,

•	global economic conditions, interest rates, foreign currency exchange rates,

•	regulations and practices of various governmental authorities,

•	the financial conditions of our clients,

•	regulatory changes related to funding of defined benefit pension plans and the fact that our U.S. and U.K. defined benefit pension plans are significantly underfunded,

•	changes in the degree to which property and casualty insurance carriers outsource their claims handling functions,

•	changes in overall employment levels and associated workplace injury rates in the U. S.,

•	the ability to identify new revenue sources not tied to the insurance underwriting cycle,

•	the ability to develop or acquire information technology resources to support and grow our business, the ability to attract and retain qualified personnel,

•	renewal of existing major contracts with clients on satisfactory financial terms,

•	general risks associated with doing business outside the U.S.,

•	our ability to comply with debt covenants,

•	possible legislation or changes in market conditions that may curtail or limit growth in product liability and securities class actions,

•	our integration of Broadspire Management Services, Inc., and

•	Any other factors referenced or incorporated by reference in this prospectus and any other documents filed with the SEC.

OUR BUSINESS

Following is a short summary of our business. You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision. References in this prospectus to “our Company,” “we,” “our,” and “us” refer to Crawford & Company.

Crawford & Company, founded in 1941, is the world’s largest (based on annual revenues) independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers’ compensation, legal settlement administration, including class action and warranty inspection, and risk management information services.

Our principal executive offices are located at 5620 Glenridge Drive, N.E., Atlanta, Georgia 30342. Our telephone number is 404-256-0830 and our website is located at www.crawfordandcompany.com. The information on our website is not incorporated into this prospectus.

RISK FACTORS

You should carefully consider the risk described below, the risks that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as other information contained in this prospectus and the incorporated documents when considering an investment decision with respect to the Class A Common Stock. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading prices of the Class A Common Stock could decline, and you might lose all or part of your investment.

Risks Related to Our Common Stock

Our stock price may be volatile, and you could lose all or part of your investment.

The market for equity securities is often volatile. The following factors could cause the price of our common stock in the public market to fluctuate significantly from the price you will pay in this offering:

•	variations in our quarterly operating results;

•	changes in market valuations of companies in our industry;

•	fluctuations in stock market prices and volumes;

•	issuances of common stock or other securities in the future;

•	the addition or departure of key personnel; and

•	announcements by us or our competitors of new service offerings, acquisitions or joint ventures.

Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the price that they pay, depending on many factors. In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies’ common stock. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management’s attention and company resources and could have a material adverse effect on our business and operating results.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus or incorporated herein by reference. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of Class A Common Stock.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Current Reports on Form 8-K filed on January 16, 2007; January 25, 2007; February 2, 2007; February 9, 2007; and March 15, 2007;

•	the description of our Class A Common Stock, par value $1.00, contained in the Registration Statement on Form 8-A, dated July 16, 1990, pursuant to Section 12(b) of the Exchange Act.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

     Crawford & Company
     5620 Glenridge Drive, N.E.
     Atlanta, Georgia 30342
     Attn. Allen W. Nelson
     (404) 256-0830

SELLING SHAREHOLDERS

We are registering for resale the shares of Class A Common Stock covered by this prospectus on behalf of the shareholders identified below. The shareholders acquired the resale shares from us in a private placement. David Henderson and Sharon F. O’Shea who are selling shareholders are also employees of Broadspire Management Services, Inc., our wholly-owned subsidiary. We are registering the shares to permit the shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The following table sets forth:

•	the name of the shareholders;

•	the number and percent of shares of our Class A Common Stock that the shareholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our Class A Common Stock that may be offered for resale for the account of the shareholders under this prospectus; and

•	the number and percent of shares of our Class A Common Stock to be beneficially owned by the shareholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the shareholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each shareholder may offer under this prospectus. We do not know how long the shareholders will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements or understandings with any of the shareholders regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the shareholders listed below.

This table is prepared solely based on information supplied to us by the listed shareholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 25,756,739 shares of the Class A Common Stock issued and outstanding on March 6, 2007, adjusted as may be required by rules promulgated by the SEC.

	Shares Beneficially Owned		Number of Shares	Shares Beneficially Owned
	Prior to Offering		Being	After Offering
Shareholders	Number	Percent	Offered	Number	Percent

David Henderson	392,330	1.5%	392,330	0	0
Sharon F. O’Shea	408,344	1.6%	408,344	0	0
WWC Capital Group, LLC	42,141	*	42,141	0	0

*	Less than 1%.

PLAN OF DISTRIBUTION

The selling shareholders may sell the shares being offered from time to time in one or more transactions:

•	on any national securities exchange or quotation system on which our common stock is traded or quoted;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on shares, whether the options are listed on an options exchange or otherwise; or

•	through a combination of such methods of sale.

The selling shareholders may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices or at negotiated prices. The selling shareholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares. The compensation of any particular broker-dealer may be in excess of customary commissions. Because the selling shareholders and broker-dealers that participate with the selling shareholders in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Upon notification to us by a selling shareholder that any material arrangement has been entered into with broker-dealers for the sale or purchase of shares, we will file a supplement to this prospectus, if required, disclosing:

•	the name of the selling shareholder and of the participating broker-dealers;

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Class A Common Stock by the shareholders. All proceeds from the sale of the resale shares will be solely for the accounts of the shareholders.

LEGAL MATTERS

The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for us by Allen W. Nelson, Executive Vice President - General Counsel, as of February 14, 2007, Mr. Nelson held 5,000 shares of restricted stock of the Company.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A Common Stock.

Page

Forward-Looking Statements	2
Our Business	3
Risk Factors	4
Where You Can Find More Information	4
Selling Shareholders	5
Plan of Distribution	6
Use of Proceeds	7
Legal Matters	7
Experts	7
EX-5.1 OPINION OF REGISTRANTS COUNSEL AS TO LEGALITY
EX-23.2 CONSENT OF ERNST & YOUNG LLP
EX-24.1 POWER OF ATTORNEY
EX-24.2 POWER OF ATTORNEY
EX-24.3 POWER OF ATTORNEY
EX-24.4 POWER OF ATTORNEY
EX-24.5 POWER OF ATTORNEY
EX-24.6 POWER OF ATTORNEY
EX-24.7 POWER OF ATTORNEY
EX-24.8 POWER OF ATTORNEY

842,815 Shares
of Class A Common Stock

Crawford & Company

Prospectus

May   , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Crawford & Company (the “Registrant” or the “Company”). All of such fees and expenses, except for the SEC Registration Fee, are estimated as follows:

SEC registration fee	$165
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Printing fees and miscellaneous expenses	1,200
TOTAL	$16,365

Item 15.	Indemnification of Officers and Directors

The following is a summary of each statute, charter provision, bylaw provision and insurance policy under which a director, officer, employee or agent of the Registrant may be entitled to indemnification against liabilities in his capacity as such.

Georgia Corporation Law

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (the “Georgia Code”) generally provide that a corporation may indemnify any director, officer, employee or agent against expenses actually and reasonably incurred by him in connection with any action to which he is made a party by reason of his being or having been a director, officer, employee or agent of the corporation if such person acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and in the case of a criminal action had no reasonable cause to believe his conduct was unlawful. However, if the action is brought by or in the right of the corporation, the Georgia Code provides that indemnification of directors shall be limited to the reasonable expenses incurred by such person in connection with the proceeding. No indemnification shall be provided any director as to any claim, issue, or matter brought by or in the right of the corporation as to which such person shall have been adjudged to have been liable to the corporation, or in any other proceeding in which such person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, unless and to the extent that the court in which the suit was brought or other court of competent jurisdiction shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Georgia Code also provides that to the extent that a director or officer of a corporation has been wholly successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. In addition, Section 14-2-202 of the Georgia Code permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages, for breach of duty of care or other duty as a director, except (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 14-2-832 of the Georgia Code (involving certain distributions), or (iv) for any transaction from which the director received an improper benefit.

Charter Provisions

Article IV of the Registrant’s Restated Articles of Incorporation limits the personal liability of a director of the Registrant or its shareholders as provided in Section 14-2-202 of the Georgia Code.

Restated By-laws Provisions

Article VI, Section 1, of the Registrant’s Restated By-laws provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or serving in any of such capacities at the Registrant’s request in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including court costs and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action, if he had no reasonable cause to believe his conduct was unlawful.

Article VI, Section 2 of the Registrant’s Restated By-laws provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or was serving in any of such capacities at the request of the Registrant with any other corporation, partnership, joint venture, trust or other enterprise against expenses (including court costs and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant, indemnification will be permitted only to the extent that the court in which the action was brought finds that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Article VI, Section 3 of the Registrant’s Restated By-laws provides that to the extent that a director, officer, employee or agent of the Registrant shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of Article VI of the Registrant’s Restated By-laws or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including court costs and attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Article VI, Section 4 of the Registrant’s Restated By-laws provides that any indemnification under Sections 1 and 2 of Article VI (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in Sections 1 and 2 of Article VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

Article VI, Section 5, of the Registrant’s Restated By-laws provides that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 of Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant as authorized in Article VI, and, if such person is a director, upon receipt of a written affirmation of such director’s good faith belief that he has met the standards of conduct required by the Georgia Code.

Article VI, Section 6, of the Registrant’s Restated By-laws provides that Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Article VI, Section 7, of the Registrant’s Restated By-laws provides that the Board of Directors may authorize, by a vote of the majority of the full board, the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or was serving in any of such capacities at the request of the Registrant with any other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of Article VI.

Insurance

The Registrant maintains Directors’ and Officers’ Liability Insurance policies which provide for payment by the insurers for losses arising from any claim or claims against an officer or director of the Registrant by reason of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by them in such capacities, in connection with any matter claimed against them solely by reason of their serving in any of such capacities, but only when the Registrant is required or permitted by law to pay amounts as indemnity to the directors and officers.

Item 16.	Exhibits

a) Exhibits.

Exhibit
Number		Description of Document

3.1		Restated Articles of Incorporation of Crawford & Company (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 #333-125557 filed June 6, 2005).
3.2		Restated By-laws of Crawford & Company, as amended (incorporated by reference to Exhibit 3.1 to Registrant’s quarterly report on Form 10-Q for the year ended March 31, 2004).
5.1		Opinion of Registrant’s Counsel as to the legality of the securities being registered.
23.1		Consent of Registrant’s Counsel (included in Exhibit 5.1).
23.2		Consent of independent registered public accounting firm.
24	.1-8	Powers of Attorney.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on the 2nd day of May, 2007

CRAWFORD & COMPANY

/s/  Thomas W. Crawford
THOMAS W. CRAWFORD,
President and Chief Executive Officer

Date: May 2, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ Thomas W. Crawford THOMAS W. CRAWFORD		President and Chief Executive Officer (Principal Executive Officer) and Director	May 2, 2007

/s/ W. Bruce Swain W. Bruce Swain		Executive Vice President-CFO (Principal Financial Officer)	May 2, 2007

/s/ W. Forrest Bell W. Forrest Bell		Vice President and Controller (Principal Accounting Officer)	May 2, 2007

* J. HICKS LANIER		Director	May 2, 2007

* JESSE C. CRAWFORD		Director	May 2, 2007

* LARRY L. PRINCE		Director	May 2, 2007

* P. GEORGE BENSON		Director	May 2, 2007

* JENNER WOOD, III		Director	May 2, 2007

* CLARENCE H. RIDLEY		Director	May 2, 2007

* ROBERT T. JOHNSON		Director	May 2, 2007

* JAMES D. EDWARDS		Director	May 2, 2007

*By	/s/ Allen W. Nelson Allen W. Nelson Attorney-in-fact		May 2, 2007

INDEX TO EXHIBITS

Exhibit
Number		Description of Document

3.1		Restated Articles of Incorporation of Crawford & Company (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 #333-125557 filed June 6, 2005).
3.2		Restated By-laws of Crawford & Company, as amended (incorporated by reference to Exhibit 3.1 to Registrant’s quarterly report on Form 10-Q for the year ended March 31, 2004).
5.1		Opinion of Registrant’s Counsel as to the legality of the securities being registered.
23.1		Consent of Registrant’s Counsel (included in Exhibit 5.1).
23.2		Consent of independent registered public accounting firm.
24	.1-8	Powers of Attorney.